EXHIBIT 4.4

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                       Clear Channel Communications, Inc.
                        6.875% Senior Debenture due 2018

Registered                                                       $175,000,000

No. R-1                                                     CUSIP 184502 AD 4

                  CLEAR CHANNEL COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $125,000,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on June 15, 2008 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 15 and December 15 of each year, commencing December 15, 1998, at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the June 15 or the December 15, as the case may be, next preceding the date of this Note to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note), or if no interest has been paid on the Notes or duly provided for, from June 16, 1998 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the 1st day of any June or December and before the next succeeding June 15 or December 15, this Note shall bear interest from such June 15 or December 15, as the case may be; provided, however, that if the Company shall default in the payment of interest due on such June 15 or December 15, then this Note shall bear interest from the next preceding June 15 or December 15 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from June 16, 1998. The interest so payable, and punctually paid or duly provided for, on any June 15 or December 15 will, except as provided in the Indenture dated as of October 1, 1997, as supplemented on August 26, 1998 by the Third Supplemental Indenture (herein called the "Indenture"), duly executed and delivered by the Company and The Bank of New York, as Trustee (herein called the "Trustee"), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the next preceding June 1 or December 1, as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable.

                  The Bank of New York will be the Paying Agent and the Security Registrar with respect to the Debentures. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security
Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the Debentures.

                  This Debenture is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and designated as the 6.875% Senior Debentures due 2018 (herein called the "Debentures"), limited in aggregate principal amount to $175,000,000.

                  The Securities are not redeemable.

                  If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other Debentures.

                  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series.

                  The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                  No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Unless otherwise defined herein, all terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Debenture shall be construed in accordance with and governed by the laws of the State of New York.

                  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.


                  IN WITNESS WHEREOF, CLEAR CHANNEL COMMUNICATIONS, INC. has caused this Debenture to be duly executed.


                                       CLEAR CHANNEL COMMUNICATION,INC.

                                       by
                                       Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                      THE BANK OF NEW YORK,
                                          as Trustee,

Dated: June 16, 1998                   by
                                         ---------------------------
                                             Authorized Signatory

                            ------------------------

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT--...........Custodian.........
                              (Cust)            (Minor)
                        Under Uniform Gifts to Minors Act
                      ----------------------------------------
                                     (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                           --------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto

----------------------------------
:                                     :
:                                 :
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE:
------------------------------------------------------------
__________________________________________________ the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing
---------------------- ------------------------------
attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:  _______________________                      ________________________
                                                     Signature Guaranty
-------------------------------
           Signature                                 Signatures must be
(Signature must correspond with                      guaranteed by an
the name as written upon the                         "eligible guarantor
face of the within instrument in                     institution"  meeting the
every particular, without                            requirements  of the
alteration or enlargement or any                     [Registrar], which
change whatever.)                                    requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or suchother
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the
                                                     [Registrar] in addition to,
                                                     or in substitution for,
                                                     STAMP, all in accordance
                                                     with the Securities
                                                     Exchange Act of 1934, as
                                                     amended.